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                                 EXHIBIT 10.17

AMENDMENT, DATED AUGUST 1, 1995, TO EACH OF THAT CERTAIN TERM LOAN AGREEMENT AND THAT CERTAIN REVOLVING CREDIT AGREEMENT, EACH DATED AUGUST 20, 1992 BETWEEN UNITED FOODS, INC. AND COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B. A., "RABOBANK NEDERLAND".

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                         AMENDMENT TO CREDIT AGREEMENTS

                           Dated as of August 1, 1995


     This AMENDMENT, dated the date hereof, is made to each of that certain Term Loan Agreement dated as of August 20, 1992, as amended by a First Amendment dated as of January 11, 1993, a Second Amendment dated as of October 4, 1993, and a Third Amendment dated as of September 7, 1994 (collectively, the "Term Loan Agreement"), and that certain Revolving Credit Agreement dated as of August 20, 1992, as amended by a First Amendment dated as of January 11, 1993, a Second Amendment dated as of October 4, 1993, a Third Amendment dated as of February 14, 1994, a Fourth Amendment dated as of August 19, 1994, and a Fifth Amendment dated as of June 29, 1995 (collectively, the "Revolving Credit Agreement"; as so amended, the Term Loan Agreement and Revolving Credit Agreement are collectively hereinafter referred to as the "Credit Agreements"; capitalized terms which are used herein but are not defined herein have the meanings which the Credit Agreements assign to such terms), between UNITED FOODS, INC., A DELAWARE CORPORATION (the "Borrower"), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH (the "Bank").

                                   WITNESSETH

     WHEREAS, pursuant to the Credit Agreements, the Bank has extended credit to the Borrower; and

     WHEREAS, the parties to the Credit Agreements desire to amend certain covenants in each of the Credit Agreements.

     NOW, THEREFORE, the Borrower and the Bank hereby agree as follows:

     SECTION 1. Amendment to Credit Agreements.

     (a) Excess Cash Flow Prepayment. Section 1.05(b) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "(b) Excess Cash Flow Prepayment. In the event that in any fiscal year the Borrower's annual projection of net income plus depreciation available for projected capital expenditures and maturities of long-term debt is exceeded by actual results by more than 125%, the Bank, at its option, may require, on the next succeeding Interest Period maturity date, a mandatory prepayment of principal on the Term Note by an amount equal to 65% of such excess (after deducting, from such excess, the purchase price paid in 1995 for the Santa Maria processing facility). Such mandatory prepayments shall be applied to payments due on the Term Note in the inverse order of their maturity.

     (b) The first, second, third and fourth sentences of Section 4.01(e) of each Credit Agreement are hereby amended and restated in their entirety to read as follows:

            (e) Tangible Net Worth. As of the fiscal year end of February 28, 1995, and as of the last day of each fiscal quarter thereafter, Borrower shall maintain on a consolidated basis a Tangible Net Worth of not less than Forty Nine Million Five Hundred Thousand Dollars ($49,500,000.00), adjusted upward by fifty percent (50%) of its net earnings, and adjusted downward by (i) fifty percent (50%) of its net losses plus (ii) fifty percent (50%) of the actual amount it expends for the purchase of treasury stock (such adjustment under this clause (ii) not to exceed $1,200,000.00) in its 1995-1996 fiscal year. All adjustments shall be on a cumulative basis during the term of this

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            Agreement;  provided, that, after giving effect to the above described adjustments the Tangible Net Worth shall not be less than $48,300,000.00."

     (c) The first sentence of Section 4.01(f) of each Credit Agreement is hereby amended and restated in its entirety to read as follows:

            "(f) Liabilities to Net Worth Ratio. Maintain on a consolidated basis, as of the last day of each of its fiscal quarters, a ratio of Total Liabilities (as defined below) to Tangible Net Worth of not more than 1.50 to 1, except for each fiscal quarter ending in August and November, as to which such ratio shall be not more than
            1.8 to 1.0, and 2.0 to 1.0, respectively."

     (d) Section 4.01(h) of each Credit Agreement is hereby amended and restated in its entirety to read as follows:

            "(h) Capital Expenditures. Not incur, on a consolidated basis, in any of its fiscal years, capital expenditures (other than expenditures for normal replacements in the ordinary course of business and other than the purchase price paid in calendar year 1995 for the Santa Maria processing facility) in excess of an amount equal to (i) 1.5 multiplied by (ii) total depreciation recorded during the current fiscal year in accordance with GAAP, except that in its 1995-1996 fiscal year, such amount shall not be in excess of (i) 2.0 multiplied by (ii) total depreciation recorded during the current fiscal year in accordance with GAAP."

     SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Bank shall have received counterparts of this Amendment executed by the Borrower.

     SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     (b) The execution, delivery and performance by the Borrower of this Amendment, and the Credit Agreement, as amended hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter or by-laws, or (ii) law or any contractual restriction binding on or affecting the Borrower, or result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

     (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment or the Credit Agreements, as amended hereby.

     (d) This Amendment and the Credit Agreements, as amended hereby, constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject, however, to the effect on such enforceability of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law).

     (e) There is no pending or threatened action or proceeding affecting the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the condition, financial or otherwise, or operations of the Borrower.

     (f) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.


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     SECTION 4.  Reference to and Effect on the Credit Agreements.  (a)  Upon
the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreements to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreements as amended hereby, and each reference in the Notes and the other Loan Documents to the Credit Agreements shall mean and be a reference to the Credit Agreements as amended hereby.

     (b) Except as specifically amended above, the Credit Agreements and the Notes shall remain in full force and effect and are hereby ratified and confirmed in all respects.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Credit Agreements, nor constitute a waiver of any provision of the Credit Agreements.

     SECTION 5. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel (who may be in-house counsel) for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws (without giving effect to the conflicts of laws principles thereof) of the State of New York.

     SECTION 8. Consent. The Bank hereby consents to the Borrower's purchase of treasury stock in an aggregate amount not to exceed $2,400,000.00.

     SECTION 9. Final Agreement. This Amendment represents the final agreement between the parties hereto as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.




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                                           UNITED FOODS, INC.


                                           By      s/nCarl W. Gruenewald, II
                                             ---------------------------------
                                           Name:   Carl W. Gruenewald, II
                                           Title:  Sr. Vice President-
                                                   Finance Treasurer


                                           COOPERATIEVE CENTRALE
                                           RAIFFEISEN-BOERENLEENBANK
                                           B.A., "RABOBANK NEDERLAND",
                                           NEW YORK BRANCH



                                           By      s/nStephen A. Rich
                                             ---------------------------------
                                           Name:   Stephen A. Rich
                                           Title:  Vice President


                                           By      s/nW. Jeffrey Vollack
                                             ---------------------------------
                                           Name:   W. Jeffrey Vollack
                                           Title:  Vice President, Manager




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